SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)              October 20, 2004


                          TransFinancial Holdings, Inc.
                      ------------------------------------
                          (Exact name of registrant as
                            specified in its charter)


    Delaware                        0-12321                     46-0278762
------------------------         -------------               -----------------
(State of Incorporation)          (Commission               (I. R. S. Employer
                                  File Number)            Identification Number)

                     8245 Nieman Road, Lenexa, Kansas 66214
                     --------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  316-619-3576
                                  ------------
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box belof if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-Commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c)


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Section 8 - Other Events
Item 8.01 - Other Events

      On October 20, 2004, the United States District Court of Kansas preliminarily approved the settlement of two cases pending against TransFinancial Holdings, Inc. (the "Company") and its directors. The cases, filed in 2000 and 2001, generally alleged that certain actions of the Company and its directors violated their obligations to stockholders. These cases are described under "Item 3, Legal Proceedings" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The Company sold its last remaining operations and began liquidation procedures in 2002, and since that time has been involved solely in winding up its affairs and defending these cases. Notice of the terms of the settlement will be mailed and otherwise provided to stockholders in late November, 2004. The Company will not receive any funds under the settlement.

      Completion of the settlement remains subject to the satisfaction of several conditions. It is expected that final approval of the settlement may be obtained in the first quarter of 2005.

Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits

      (c)  Exhibits

           99.1 Unaudited balance sheet of the Company as of September 30, 2004.
           99.2 Stipulation and Agreement of Settlement dated as of October 18, 2004.


                                   SIGNATURE
                                   ---------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 20, 2004             TRANSFINANCIAL HOLDINGS, INC.


                                     /s/ William D. Cox
                                    -------------------------------------
                                    William D. Cox, President and CEO


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